EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of SOBR Safe, Inc. of our report dated April 15, 2025, relating to the financial statements of SOBR Safe, Inc., which appears in SOBR Safe, Inc.’s Annual Form 10-K for the years ended December 31, 2024 and 2023. Our audit report includes an explanatory paragraph relating to SOBR Safe, Inc.’s ability to continue as a going concern.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Haynie

Haynie Salt Lake City, Utah January 13, 2026